Exhibit 99.1

Contacts:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST PROVIDES BUSINESS UPDATE

Ann Arbor, Michigan, March 7, 2007 – ProQuest Company (NYSE:PQE, “the company”), a publisher of education materials and provider of education solutions in the K-12 market, is today providing a business update on its ProQuest Education business and corporate transition.

Cash Position

As of March 1, 2007, the company had approximately $149 million in cash.

ProQuest previously reported that it closed on the sale of its ProQuest Business Solutions segment (“PQBS”) to Snap-on Incorporated (NYSE:SNA) on November 28, 2006 and the sale of its ProQuest Information and Learning segment (“PQIL”) to Cambridge Information Group on February 9, 2007, and used a portion of the proceeds to repay all of its then-outstanding senior notes and bank revolver debt totaling approximately $535 million. In addition, ProQuest used a portion of the proceeds from the sales to, among other things, pay certain pension obligations, severance costs, investment banking fees, legal fees and accounting fees, and fund working capital obligations related to the transactions.

Taking into account the capital gain on the sale of PQBS and the utilization of existing capital loss carry forwards, basis in the assets sold, and available tax credits, the company anticipates it will pay federal and state income taxes of approximately $60 to 65 million in March 2007. The sale of PQIL will generate in 2007 a significant capital loss for tax purposes which ProQuest intends to carry back against its 2006 taxable gain from the sale of PQBS. Taking into account this capital loss and remaining available tax credits, it is anticipated that the company will receive income tax refunds of $40 to $45 million by the first quarter of 2008.

The company anticipates it will have a remaining cash balance of $95 to $100 million in early 2008, after projected tax refunds associated with the capital loss on the sale of PQIL, tax payments, severance payments, corporate expenses, transition costs,

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ProQuest Provides Business Update, Page 2 of 9

restatement costs, operating cash flow from its Education businesses, interest income, and working capital adjustments to the purchase price for each of the sales of PQBS and PQIL.

Certain Other Liabilities

The company previously disclosed liabilities associated with legacy retirement plans and long term leases on two buildings in Ann Arbor, Michigan. The company anticipates the buildings will be surplus to its needs after the company completes its restatement, files its 2006 10-Qs and 10-K, and transitions its remaining corporate functions to Dallas. The company currently estimates the net present value of these legacy retirement plans and long-term building lease obligations to be approximately $40 million. The company is not obligated to settle these legacy obligations in 2007, but should it decide to settle and pay some or all of them, any amounts paid for that purpose would reduce the $95 to $100 million in cash the company projects it will have on hand in early 2008 after receipt of its tax refund associated with the capital loss on the sale of PQIL.

Litigation and SEC Investigation

The company has been named in a class action lawsuit originally filed in February 2006 by certain shareholders as a result of the accounting irregularities that led to its restatement. An amended complaint was filed on January 24, 2007 and a motion to dismiss is to be filed on March 15, 2007. The company and certain current and former directors and officers have also been named as defendants in derivative litigation and an ERISA-based lawsuit. A shareholder has also brought an action against the company in Delaware, requesting access to certain books and records.

In May 2006, the SEC informed the company that it had opened a formal investigation into the accounting irregularities announced by the company in April. The investigation is ongoing and the company continues to cooperate with the SEC in its investigation.

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Corporate Transition

As a result of selling two of its three operating segments in 2006 and 2007, ProQuest intends to transition all of its corporate functions to its ProQuest Education (“PQED”) offices in Dallas, Texas by year end 2007. During the course of 2007, the company intends to maintain a reduced staff at the company’s Ann Arbor office to fulfill the company’s obligations under transition services agreements and to complete the transfer of the remaining corporate functions to Dallas. The company intends to maintain sufficient accounting and finance staff in its Ann Arbor office to complete the restatement of previously filed financial statements and file the company’s 2006 10-Qs and 10-K before transitioning these functions to Dallas. The company anticipates these efforts will continue at least through year end 2007.

After the transfer of all corporate functions to Dallas is complete and excluding the effects of the legacy pension, building and severance obligations, the company expects ProQuest Education to incur ongoing incremental expense of $4 to $5 million per year which is not currently reflected in the results of ProQuest Education. These costs are associated with assuming all corporate functions required by a stand-alone publicly traded company including the costs of an external auditor, Sarbanes-Oxley compliance, tax compliance, listing fees, franchise fees, SEC filing-related expenses, and board costs including corporate general liability and D&O insurance which are currently not reflected in PQED results.

Unaudited Full Year 2005 Financial Results for ProQuest Education and Corporate

The following financial results for ProQuest Education and corporate are ProQuest Company figures and have not been reviewed or audited by the company’s independent registered public accounting firm. All of the financial results contained in this section are unaudited, preliminary and are subject to change, including potential impairment charges, prior to the filing of the company’s 2005 10-K.

ProQuest Education

ProQuest Education comprises three product lines; Voyager Expanded Learning (“Voyager”) which was acquired on January 31, 2005, ExploreLearning which was acquired on February 25, 2005 and LearningPage which was acquired in 2004. For the year ended December 31, 2005, including 11 months of Voyager, 10 months of ExploreLearning and 12 months of LearningPage, ProQuest Education is expected to report revenue of $91 million.

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For the year ended December 31, 2005, ProQuest Education is expected to report EBIT of $7.4 million and EBITDA of $27.7 million.

EBIT for 2005 is lower than the company previously projected as a result of a change in the amortization of curriculum development costs acquired with Voyager. As a result of its accounting review, the company intends to amortize certain portions of the curriculum development costs acquired with Voyager using the sum-of-the-years method rather than straight-line over 10 years. The effect of this change is to increase amortization of these curriculum development costs in early years and decrease amortization costs in later years as compared to the straight-line method.

Capital expenditures for the Education segment were approximately $9 million in 2005. Capital expenditures include both the purchase of fixed assets and the capitalization of certain curriculum expenses.

On a proforma basis, as if ProQuest had acquired Voyager Expanded Learning on January 2, 2005, the first day of ProQuest Company’s 2005 fiscal year, the ProQuest Education segment generated revenue of $101 million, EBIT of $10.3 million, and EBITDA of $32.3 million. A reconciliation of preliminary and unaudited GAAP revenue, EBIT and EBITDA to proforma results as if Voyager Expanded Learning was acquired on January 2, 2005 is attached.

Corporate Expense

ProQuest corporate expense before interest and taxes for fiscal year 2005 is expected to be $15.7 million.

Unaudited Full Year 2006 Financial Results for ProQuest Education and Corporate

The following financial results for ProQuest Education are ProQuest Company figures and have not been reviewed or audited by the company’s independent registered public accounting firm.

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All of the financial results contained in this section are unaudited, preliminary and are subject to change, including the effect of potential impairment charges during the restatement period, prior to the filing of the company’s 2005 and 2006 10-Ks.

ProQuest Education

ProQuest Education preliminary results were $117.3 million in revenue, $12 million in EBIT, and $34.5 million in EBITDA. Capital expenditures were $5.8 million.

EBIT for 2006 is lower than the company previously projected as a result of a change in the amortization of curriculum development costs acquired with Voyager.

Corporate

Preliminary corporate expense before interest and taxes was $40.8 million for 2006. Included in this amount is option and restricted stock expense of approximately $4.6 million in accordance with the adoption of SFAS 123R, Share-Based Payment, as well as restatement costs of $19.4 million associated with accounting, legal, and other costs for the restatement.

2007 Guidance for ProQuest Education and Corporate

ProQuest is providing 2007 guidance for ProQuest Education and Corporate as follows:

ProQuest Education

The company expects 2007 revenue for the ProQuest Education segment of $116 to $124 million, EBIT of $10 to $13 million, and EBITDA of $32 to $35 million. Capital expenditures are expected to total $10 to $12 million.

This guidance for ProQuest Education does not include the ongoing incremental cost of assuming corporate functions as a stand-alone publicly traded company, which the company expects to be $4 to $5 million starting in 2008.

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Corporate

For the full year 2007, the company expects corporate expense before interest and taxes to be between $30 and $32 million, including restatement costs of approximately $12 million, equity compensation expense of approximately $1.5 million in accordance with SFAS 123R, Share-Based Payment, severance costs of $4 million, pension and retirement plan related costs of $2 million, and building costs associated with its share of Ann Arbor real estate of $2 million. Interest income is anticipated to be between $3 and $4 million pre-tax.

Proforma Comparison of 2005 Preliminary Actuals, 2006 Preliminary Actuals and 2007 Guidance for ProQuest Education Revenue

On a proforma basis, presented to exclude certain revenue-related effects of purchase accounting for the January 31, 2005 acquisition of Voyager and to adjust for a change in business practices regarding customer shipping terms implemented in 2006, ProQuest Education generated preliminary revenue of $110.3 million in 2005, $113.1 million in 2006 and projects revenue of $116 to $124 million in 2007. This represents projected revenue growth between 2006 and 2007 of 3% to 10% on a proforma basis.

The company recorded the acquired assets and liabilities of Voyager at fair value in accordance with GAAP purchase accounting when it acquired Voyager on January 31, 2005. As a result, certain deferred revenue liabilities on the balance sheet as of the acquisition date were marked down to fair value. The deferred revenue liability primarily relates to sales of recurring training which is recorded in future periods after the acquisition at full value when new training is sold. Proforma revenue is presented as if the deferred revenue liability had not been reduced to fair value for purchase accounting upon the acquisition of Voyager.

In 2006, Voyager changed business practices to allow it to recognize revenue when product is shipped (FOB origin) where appropriate documentation exists. Under GAAP, in prior periods, business practices did not allow the company to recognize revenue when product was shipped but instead it was recognized when product was received by the customer (FOB destination). The proforma revenue reported above adjusts revenue as if this business practice was in place prior to 2005 and therefore treats revenue more consistently for 2005, 2006, and 2007. A reconciliation of preliminary and unaudited GAAP revenue to proforma results as if Voyager

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Expanded Learning was acquired on January 2, 2005, as if the reduction of deferred revenue liabilities for purchase accounting was not made, and as if consistent business practices related to shipping terms were in place is attached.

SEC Filing Timeline and New York Stock Exchange Status

The company received an extension for continued listing and trading on the New York Stock Exchange (NYSE) through April 2, 2007. The NYSE has indicated it will move forward with the initiation of suspension procedures in the event that ProQuest Company has not filed its Annual Report on Form 10-K for 2005 by April 2, 2007. While the company believes that it may have sufficient time to file its 10-K before April 2, 2007, there is a risk that it will not file before the NYSE-imposed deadline and may as a result be delisted.

The company also announced that it will not file its Form 10-K for the fiscal year ended December 30, 2006 within the prescribed time period. The company intends to file its 2006 10-K at the earliest practicable date. Until the company is current with its SEC filings, the company will not be in compliance with NYSE listing standards.

Basis of Presentation

The unaudited preliminary financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), but are subject to change until the company finalizes its accounting review and restatement adjustments. Earnings from continuing operations before interest and income taxes (EBIT), which excludes interest, income taxes and discontinued operations, is a key metric used by ProQuest Company to assess the performance of its business segments. EBIT provides useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures and, in prior periods, service and comply with the terms of its debt agreements. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its Education product lines, which include Voyager Expanded Learning,

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ExploreLearning and LearningPage, the company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, litigation, loss of key personnel, success of ongoing product development, maintaining acceptable margins, ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain customers, the ability to sell additional products to existing customers and win new business from new customers, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on ProQuest’s business, the risk of delisting by the NYSE, the impact of competition and the uncertainty of economic conditions in general, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In $ Millions)

Reconciliations of non-GAAP measures to preliminary, unaudited GAAP measures:

These results are preliminary and subject to change based on results of the ongoing restatement.

EBITDA & EBIT
Year Ended December 31, 2005
Education

EBITDA (1, 4)	$27.7
Less: Depreciation & amortization	(20.3)

EBIT (2, 4)	$7.4

EBITDA & EBIT
Proforma Basis - Year Ended December 31, 2005 (3)
Education
EBITDA (1)	$32.3
Less: Depreciation & amortization	(22.0)

EBIT (2)	$10.3

EBITDA & EBIT
Year Ended December 30, 2006
Education
EBITDA (1)	$34.5
Less: Depreciation & amortization	(22.5)

EBIT (2)	$12.0

EBITDA & EBIT
Year Ended December 29, 2007
Education
EBITDA (1)	$32.0 -35.0
Less: Depreciation & amortization	22.0 - 22.0

EBIT (2)	$10.0 -13.0

(1)	EBITDA is earnings before interest, taxes, depreciation, and amortization.
(2)	EBIT is earnings before interest and taxes.
(3)	Proforma Basis results are as if ProQuest had acquired Voyager on January 2, 2005, the first day of ProQuest’s 2005 fiscal year.
(4)	Results include 11 months of Voyager, 10 months of ExploreLearning, and 12 months of LearningPage.

Unaudited Proforma Results Assuming PQE Had Acquired Voyager on January 2, 2005

	PQE 2005	Voyager January 2005*	PQE Proforma 2005
Revenue	$91.0	$10.0	$101.0
EBIT	$7.4	$2.9	$10.3
EBITDA	$27.7	$4.6	$32.3

*ExploreLearning results for January and February 2005, prior to the acquisition of ExploreLearning by PQE, are immaterial.

Unaudited Proforma Revenue Presentation ProQuest Education 2005 and 2006

	2005	2006
Preliminary GAAP Revenue	$91.0	$117.3
Add Voyager January 2005 Revenue	10.0	—

Proforma Revenue with 12 months of Voyager	$101.0	$117.3

Remove adjustment for deferred revenue liability marked to fair value	7.0	0.7
Adjust for change in business practice regarding shipping terms	2.3	(4.9)

Proforma Revenue *	$110.3	$113.1

* Includes adjustments for 12 months of Voyager and to eliminate the effect of purchase accounting on deferred revenue liabilities and for consistent reporting of revenue recognition for F.O.B. origin for all periods.

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